EXHIBIT 2.1



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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                              PRIVATEBANCORP, INC.,

                              BHB ACQUISITION CORP.

                                       and

                         BLOOMFIELD HILLS BANCORP. INC.



                           Dated as of April 14, 2005














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                                TABLE OF CONTENTS

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                                                                                                               PAGE


ARTICLE I             THE MERGER.................................................................................1
         Section 1.1           The Merger........................................................................1
         Section 1.2           Effective Time....................................................................2
         Section 1.3           Effect of the Merger..............................................................2
         Section 1.4           Effect on Capital Stock...........................................................2
         Section 1.5           The Closing.......................................................................4


ARTICLE II            EXCHANGE OF CERTIFICATES...................................................................4
         Section 2.1           Buyer to Make Merger Consideration Available......................................4
         Section 2.2           Exchange of Certificates..........................................................4


ARTICLE III           REPRESENTATIONS AND WARRANTIES OF BHB......................................................5
         Section 3.1           Corporate Organization............................................................5
         Section 3.2           Capitalization....................................................................7
         Section 3.3           Authority.........................................................................7
         Section 3.4           Financial Statements..............................................................7
         Section 3.5           Absence of Certain Changes or Events..............................................8
         Section 3.6           Undisclosed Liabilities...........................................................8
         Section 3.7           Consents and Approvals............................................................9
         Section 3.8           Reports...........................................................................9
         Section 3.9           Broker's Fees; Other Transaction Fees............................................10
         Section 3.10          Legal Proceedings................................................................10
         Section 3.11          Taxes and Tax Returns............................................................10
         Section 3.12          Employee Benefit Plans...........................................................11
         Section 3.13          Compliance with Applicable Law...................................................14
         Section 3.14          Material Contracts...............................................................14
         Section 3.15          Investment Securities............................................................16
         Section 3.16          Insurance........................................................................16
         Section 3.17          Allowance for Loan Losses........................................................17
         Section 3.18          Title to Properties; Leases......................................................17
         Section 3.19          Environmental Matters............................................................18
         Section 3.20          Approval Delays..................................................................20
         Section 3.21          Vote Required....................................................................20
         Section 3.22          Participation Loans..............................................................20
         Section 3.23          Fairness Opinion.................................................................20
         Section 3.24          Dissenter's Rights...............................................................20
         Section 3.25          Loan Portfolio...................................................................20
         Section 3.26          Interest Rate Risk Management Arrangements.......................................21
         Section 3.28          Insider Interests................................................................21
         Section 3.29          Antitakeover Provisions Inapplicable.............................................21
         Section 3.30          Internal Controls................................................................22
         Section 3.31          Accuracy of All Representations..................................................22

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                                TABLE OF CONTENTS
                                    (continued)
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ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF BUYER AND ACQUISITION CORP..............................22
         Section 4.1           Corporate Organization...........................................................22
         Section 4.2           Authority........................................................................23
         Section 4.3           Consents and Approvals...........................................................23
         Section 4.4           Financial Resources..............................................................23
         Section 4.5           Approval Delays..................................................................23
         Section 4.6           Fairness Opinion.................................................................23


ARTICLE V             ADDITIONAL AGREEMENTS.....................................................................23
         Section 5.1           Conduct of Business..............................................................23
         Section 5.2           Negative Covenants...............................................................24
         Section 5.3           Access to Information and Due Diligence..........................................26
         Section 5.4           Regulatory Filings...............................................................26
         Section 5.5           Reasonable Efforts...............................................................27
         Section 5.6           No Conduct Inconsistent with this Agreement......................................27
         Section 5.7           Board of Directors' Notices, Minutes, Etc........................................27
         Section 5.8           Untrue Representations and Warranties............................................27
         Section 5.9           Indemnification; Directors' and Officers' Insurance..............................27
         Section 5.10          Resolution of BHB Plans..........................................................28
         Section 5.11          Certain Consents.................................................................29
         Section 5.12          Accounting and Other Adjustments.................................................29
         Section 5.13          List of BHB Shareholders.........................................................30
         Section 5.14          The Oxford Investment Group Inc. Office Usage....................................30
         Section 5.15          Retention Bonuses................................................................30
         Section 5.16          Financial Statements and Reports.................................................30
         Section 5.17          Delivery of Supplements to Disclosure Schedules..................................30

ARTICLE VI            CONDITIONS PRECEDENT......................................................................31
         Section 6.1           Conditions Precedent to Obligations of Buyer and Acquisition Corp................31
         Section 6.2           Conditions Precedent to Obligations of BHB.......................................32


ARTICLE VII           TERMINATION, EXPENSES AND AMENDMENT.......................................................33
         Section 7.1           Termination......................................................................33
         Section 7.2           Effect of Termination............................................................34
         Section 7.3           Amendment........................................................................34
         Section 7.4           Extension; Waiver................................................................34


ARTICLE VIII          GENERAL PROVISION.........................................................................34
         Section 8.1           Non-Survival of Representations, Warranties and Agreements.......................34
         Section 8.2           Notices..........................................................................35

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                                TABLE OF CONTENTS
                                    (continued)
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         Section 8.3           Interpretation...................................................................35
         Section 8.4           Counterparts.....................................................................35
         Section 8.5           Entire Agreement.................................................................36
         Section 8.6           Governing Law....................................................................36
         Section 8.7           Severability.....................................................................36
         Section 8.8           Publicity........................................................................36
         Section 8.9           Assignment; Third Party Beneficiaries............................................36
         Section 8.10          Transaction Expenses.............................................................36
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

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of the 14th day of April, 2005, by and among PRIVATEBANCORP, INC., a Delaware corporation ("Buyer"), BHB ACQUISITION CORP., a Michigan corporation and a wholly-owned subsidiary of Buyer ("Acquisition Corp."), and BLOOMFIELD HILLS BANCORP. INC., a Michigan corporation ("BHB").

         WHEREAS, the respective Boards of Directors of the parties hereto deem it advisable and in the best interests of the parties hereto and their respective shareholders to consummate the Merger (as defined in Section 1.1), upon the terms and subject to the conditions of this Agreement and have duly and validly approved this Agreement and the transactions contemplated hereby.

         WHEREAS, the holders representing a majority of the outstanding shares of Class A Common Stock of BHB and a majority of the outstanding shares of Class B Common Stock of BHB, each voting as a separate class (collectively, the "Requisite Majority of Shareholders"), have approved this Agreement and the consummation of the transactions contemplated hereby.

         WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger.

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement and the Michigan Business Corporation Act (the "Michigan Act"), Acquisition Corp. shall merge (the "Merger") with and into BHB, the separate corporate existence of Acquisition Corp. shall cease, and BHB shall continue as the surviving corporation (as such, the "Surviving Corporation"), which shall be a wholly-owned subsidiary of Buyer. Pursuant to the Merger:

         (a) the Articles of Incorporation of BHB, as in effect immediately before the Effective Time, shall be amended and restated in their entirety, from and after the Effective Time, to read as the Articles of Incorporation of Acquisition Corp., as in effect immediately before the Effective Time, until thereafter amended as provided therein and under the Michigan Act;

         (b) the Bylaws of Acquisition Corp., as in effect immediately before the Effective Time, shall be, from and after the Effective Time, the Bylaws of the Surviving Corporation, until thereafter amended as provided therein and under the Michigan Act;

         (c) the directors of Acquisition Corp. immediately before the Effective Time shall be, from and after the Effective Time, the directors of the Surviving Corporation to serve until their death, resignation or removal or until their successors are duly elected and qualified; and

         (d) the officers of Acquisition Corp. immediately before the Effective Time shall be, from and after the Effective Time, the officers of the Surviving Corporation to serve until their death, resignation or removal or until their successors are duly elected and qualified.

         Section 1.2 Effective Time. As promptly as practicable on the Closing Date (as hereinafter defined), the parties shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Michigan Department of Labor & Economic Growth, Bureau of Commercial Services (the "Michigan Department") with respect to the Merger, in such form as required by, and executed in accordance with, the relevant provisions of the Michigan Act, and substantially in the form attached hereto as Exhibit A. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Michigan Department (such time as the Merger becomes effective being hereinafter referred to as the "Effective Time").

         Section 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Michigan Act. At the Effective Time, the Surviving Corporation shall be a direct wholly-owned subsidiary of Buyer.

         Section 1.4 Effect on Capital Stock.

         (a) At the Effective Time, subject to Section 2.2 hereof, by virtue of the Merger and without any action on the part of BHB, or the holder of any securities of BHB, each share of BHB Class A Common Stock (the "Class A Common Stock"), and each share of BHB Class B Common Stock (the "Class B Common Stock"), issued and outstanding immediately before the Effective Time (other than shares cancelled pursuant to Section 1.4(c)), shall be converted into the right to receive an amount equal to the Per Share Merger Consideration (as defined below). All of the shares of Class A Common Stock and all of the shares of Class B Common Stock (the Class A Common Stock and the Class B Common Stock are collectively referred to hereinafter as the "BHB Common Stock") converted into the right to receive the Per Share Merger Consideration pursuant to this
Article I shall no longer be outstanding, shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each an "BHB Common Stock Certificate") previously representing any such shares of BHB Common Stock shall thereafter represent only the right to receive the Per Share Merger Consideration.

         (b) As used herein, the following terms have the following meanings:

                  (i) "Per Share Merger Consideration" means a cash amount equal to the quotient of (A) divided by (B), where (A) is the sum of (1) the Merger Consideration (as defined below), plus (2) Per Diem Amount (as defined below), if any, and (B) is the number of shares of BHB Common Stock issued and outstanding at the Effective Time.

                  (ii) "Merger Consideration" means $64,000,000.

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                  (iii) "Per Diem Amount" means the product of (X) and (Y),
         where (X) is the number of days elapsed in the period beginning and including July 1, 2005 and ending on and including the day immediately preceding the Effective Time, and (Y) is the quotient of the Closing Adjusted Net Income (as defined below) divided by the number of days elapsed in the period beginning January 1, 2005 and ending on the Determination Date.

                  (iv) "Closing Adjusted Net Income" means the amount that is equal to the net income of BHB for the period beginning January 1, 2005 and ending on the Determination Date, as reflected on an unaudited income statement (the "Closing Income Statement") prepared by BHB in conformity with GAAP (as defined below) applied on a basis consistent with the preparation of the BHB Financial Statements (as defined below), subject to normal audit and year-end adjustments and need not include notes, provided further that such Closing Income Statement shall reflect adjustments so as to exclude the effects of (i) any accounting and other adjustments required under Section 5.12 hereof and
         (ii) expenses attributable to this Agreement and the transactions contemplated hereby. BHB shall deliver to Buyer not less than five (5) business days prior to the Closing Date (i) the Closing Income Statement and (ii) an unaudited balance sheet of BHB and the BHB Subsidiaries (the "Closing Balance Sheet") prepared by BHB as of the Determination Date in conformity with GAAP applied on a basis consistent with the preparation of the BHB Financial Statements, subject to normal audit and year-end adjustments and need not include notes, provided further that such Closing Balance Sheet shall reflect adjustments so as to exclude the effects of (i) any accounting and other adjustments required under Section 5.12 hereof and (ii) expenses attributable to this Agreement and the transactions contemplated hereby.

                  (v) "Determination Date" means the last day of the month which immediately precedes the month during with the Closing Date occurs.

         (c) At the Effective Time, each share of BHB Common Stock (i) held by BHB, if any, (ii) owned directly or indirectly (other than in a fiduciary capacity), by The Private Bank, a Michigan state bank and a wholly-owned subsidiary of BHB (the "Bank"), or any subsidiary of BHB or the Bank, or (iii) owned by Buyer, Acquisition Corp. or any other subsidiary of Buyer (other than in a fiduciary capacity), if any, immediately before the Effective Time, shall be cancelled and retired and no Per Share Merger Consideration shall be paid with respect thereto.

         (d) At the Effective Time, the shares of common stock, without par value, of Acquisition Corp. issued and outstanding immediately before the Effective Time, and all rights in respect thereof, shall, without any action on the part of Buyer, forthwith cease to exist and be converted into an aggregate of 100 validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation, without par value (the "Surviving Corporation Common Stock"). Immediately after the Effective Time and upon surrender by Buyer of the certificate representing the shares of the common stock of Acquisition Corp., the Surviving Corporation shall deliver to Buyer an appropriate certificate or certificates representing the shares of Surviving Corporation Common Stock created by conversion of the common stock of Acquisition Corp. owned by Buyer.

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         Section 1.5 The Closing. Consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held upon the satisfaction or waiver of all of the conditions to the Merger set forth herein, which Closing shall take place at 10:00 a.m., local time, at the office of Dykema Gossett PLLC in Bloomfield Hills, Michigan on a date mutually agreeable to the parties hereto, but in no event later than the second business day after all of the conditions to the Merger set forth herein have been satisfied or waived, unless the parties mutually agree to another date (hereinafter referred to as the "Closing Date").

                                   ARTICLE II

                            EXCHANGE OF CERTIFICATES

         Section 2.1 Buyer to Make Merger Consideration Available. At or before the Effective Time, Buyer and BHB shall designate LaSalle Bank, National Association or such other third party as Buyer shall reasonably determine in its sole discretion, as paying agent (the "Paying Agent") and shall irrevocably deposit into trust, or shall cause to be deposited, with the Paying Agent, for the benefit of the holders of BHB Common Stock Certificates, for payment in accordance with Article I hereof and this Article II, an amount of cash sufficient for payment of the aggregate Per Share Merger Consideration payable to the holders of BHB Common Stock under Section 1.4 of this Agreement (such cash being hereinafter referred to as the "Conversion Fund").

         Section 2.2 Exchange of Certificates.

         (a) On the Effective Date, Buyer shall cause the Paying Agent to make available for personal pick up and mail to each holder of record of one or more BHB Common Stock Certificates a letter of transmittal and instructions (the "Transmittal") for use in effecting the surrender of the BHB Common Stock Certificates in exchange for the Per Share Merger Consideration into which the shares of BHB Common Stock represented by such BHB Common Stock Certificate or Certificates shall have been converted pursuant to this Agreement. The Transmittal form is attached hereto as Exhibit B. Upon receipt of an BHB Common Stock Certificate for payment and cancellation to the Paying Agent, together with such properly completed Transmittal, duly executed, the holder of such BHB Common Stock Certificate shall be entitled to receive in exchange therefore a bank check of the Paying Agent representing the Per Share Merger Consideration for such holder's shares pursuant to Section 1.4 of this Agreement, and the BHB Common Stock Certificate so surrendered shall forthwith be cancelled. Such check shall be mailed by express mail to the address designated on the Transmittal within three (3) days of receipt of the Transmittal. All risk of loss for non-delivery of such check shall remain with the Buyer and Paying Agent. No interest will be paid or accrued on any Per Share Merger Consideration payable to a holder of BHB Common Stock Certificates.

         (b) If any check is to be issued in a name other than that in which the BHB Common Stock Certificate surrendered in exchange therefore is registered, it shall be a condition of the issuance thereof that the BHB Common Stock Certificate so surrendered shall be properly endorsed or accompanied by an appropriate instrument of transfer and otherwise in proper form for transfer.

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

         (c) After the Effective Time, there shall be no transfers on the stock transfer books of BHB of the shares of BHB Common Stock that were issued and outstanding immediately before the Effective Time. If, after the Effective Time, BHB Common Stock Certificates are presented for transfer to the Paying Agent, they shall be cancelled and exchanged for the Per Share Merger Consideration as provided in Section 1.4 hereof and this Article II.

         (d) Any portion of the Conversion Fund that remains unclaimed by shareholders of BHB for one (1) year after the Effective Time shall be paid to the Surviving Corporation. Any shareholders of BHB who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for the cash consideration payable in respect of each share of BHB Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Buyer, BHB, the Paying Agent or any other person shall be liable to any former holder of shares of BHB Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (e) In the event any BHB Common Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such BHB Common Stock Certificate to be lost, stolen or destroyed and providing an indemnification agreement for the benefit of the Buyer and Paying Agent in a form reasonably determined by the Paying Agent reasonably necessary as indemnity against any claim that may be made against it with respect to such BHB Common Stock Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed BHB Common Stock Certificate the Per Share Merger Consideration payable in respect thereof pursuant to this Agreement.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF BHB

         Except as set forth in the "BHB Disclosure Schedules," which shall consist of all of the agreements, lists, instruments and other documentation and information described or referred to in this Agreement as being provided on a specified schedule, BHB hereby represents and warrants to Buyer as follows:

         Section 3.1 Corporate Organization.

         (a) BHB is a corporation duly organized and validly existing under the laws of the State of Michigan. BHB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined below) on BHB. BHB is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA"). True and complete copies of the Articles of Incorporation and Bylaws of BHB, as in effect as of the date of this Agreement, are attached hereto as Schedule 3.1(a) of the BHB Disclosure Schedules. As used in this Agreement, the term "Material Adverse Effect"

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means with respect to BHB, any effect that (1) is or is reasonably likely to be material and adverse to the financial condition, business or results of operations of BHB and its subsidiaries taken as a whole other than any change, effect, event or occurrence arising out of the performance by the parties of their obligations under this Agreement or (2) would prevent or materially impair the ability of such person to perform its obligations under this Agreement or to consummate the transactions contemplated hereby in accordance with the terms of this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in banking and other laws of general applicability or interpretations thereof by courts or governmental authorities,
(ii) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (iii) this Agreement and the transactions contemplated hereby and the announcement hereof, (iv) actions or omissions of a party to this Agreement taken with the prior written consent of the other parties to this Agreement, in contemplation of the transactions contemplated hereby, (v) changes attributable or resulting from changes in general economic conditions affecting similarly situated banks, saving institutions or their holding companies generally and (vi) any modifications or changes to valuation policies and practices of BHB or any of its subsidiaries in connection with the Merger or restructuring charges, in each case taken with the prior approval of Buyer, in connection with the Merger, in each case in accordance with GAAP.

         (b) As of the date of this Agreement, the Bank is BHB's sole wholly-owned, direct subsidiary. The Bank also conducts business under the names "The Bank of Bloomfield Hills, The Private Bank," "The Bank of Rochester, The Private Bank," and "The Bank of Gross Pointe, The Private Bank." The Bank has, as its only direct or indirect subsidiaries, The Private Mortgage Company (the "Mortgage Company") and BBH Financial Advisors, Inc. ("BBH Financial") (the Bank, the Mortgage Company and BBH Financial are sometimes collectively referred to herein as the "BHB Subsidiaries"). Except as set forth in Schedule 3.1(b) of the BHB Disclosure Schedules, BHB does not own or hold any options, warrants, calls or commitments of any character relating to, any voting or non-voting stock or equity securities of any bank, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, other than the BHB Subsidiaries.

         (c) The Bank is duly organized and validly existing as a banking corporation under the laws of the State of Michigan. The Bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act (the "FDI Act") and applicable regulations thereunder, the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC") through the Bank Insurance Fund to the full extent permitted under applicable laws. Each of the Mortgage Company and BBH Financial is a corporation duly organized and validly existing under the laws of the State of Michigan. Each of the BHB Subsidiaries
(i) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect on BHB, and (ii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. Except as set forth in Schedule 3.1(c) of the BHB Disclosure Schedules, the BHB Subsidiaries do not own, or hold any options, warrants, calls or commitments of any character relating to, any voting or non-voting stock or equity securities of any bank, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated.

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

         Section 3.2 Capitalization.

         (a) The authorized capital stock of BHB consists of (i) 10,000 shares of Class A Common Stock, of which 310 shares are issued and outstanding; (ii) 10,000 shares of Class B Common Stock, of which 600 shares are issued and outstanding; and (iii) 30,000 shares of preferred stock ("BHB Preferred Stock"), of which no shares are issued and outstanding. No shares of BHB Common Stock and no shares of BHB Preferred Stock are held in treasury. All of the issued and outstanding shares of BHB Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth in Schedule 3.2(a) of the BHB Disclosure Schedules, BHB does not have and is not subject to any outstanding subscriptions, options, warrants, calls, commitments, agreements, preemptive or other rights of any character calling for the purchase or issuance of any shares of BHB Common Stock or BHB Preferred Stock or any other equity securities of BHB or any securities representing the right to purchase or otherwise receive any shares of the capital stock of BHB, nor are there any securities, debts, obligations or rights outstanding which are convertible into or exchangeable for shares of the capital stock of BHB. No shares of BHB Common Stock and no shares of BHB Preferred Stock have been reserved for issuance. The holders of Class A Common Stock and the holders of Class B Common Stock, each voting as a separate class, are entitled to vote on this Agreement.

         (b) BHB owns, directly or indirectly, all of the issued and outstanding shares of capital stock of the BHB Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"). All of the shares of capital stock of the BHB Subsidiaries are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. The BHB Subsidiaries are not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of the BHB Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the BHB Subsidiaries.

         Section 3.3 Authority. BHB has full corporate power and authority to execute and deliver this Agreement and, subject only to regulatory approvals as described herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by each of
(a) the Board of Directors of BHB and (b) the Requisite Majority of Shareholders. No other corporate proceedings on the part of BHB are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by BHB and (assuming due authorization, execution and delivery by Buyer) constitutes a valid and binding obligation of BHB, enforceable against BHB in accordance with its terms.

         Section 3.4 Financial Statements. True, correct and complete copies of the following financial statements (collectively referred to as the "BHB Financial Statements") are included in Schedule 3.4 of the BHB Disclosure
Schedules:

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

         (a) the audited Consolidated Statement of Financial Condition of BHB for the fiscal year ended December 31, 2004 and the related Statement of Income, Statement of Changes in Shareholders Equity, and Statement of Cash Flows for the fiscal year then ended;

         (b) the Bank's Call Report for the twelve month period ended December 31, 2004;

         (c) BHB's FR-Y9LP as of December 31, 2004 as filed with the FRB (as hereafter defined); and

         (d) unaudited consolidated income statement of BHB for the period commencing January 1, 2005 and ending March 31, 2005 and an unaudited consolidated balance sheet as of such period end.

         The financial statements described in clause (a) have been prepared in conformity with generally accepted accounting principles ("GAAP") consistently applied and fairly present the consolidated financial condition and results of operations at the date and for the period presented. The financial statements described in clauses (b) and (c) above have been prepared on a basis consistent with past accounting practices and as required by applicable rules and regulations. The financial statements described in clause (d) have been prepared in conformity with GAAP (as defined below) applied on a basis consistent with the preparation of the BHB Financial Statements described in clauses (a) through
(c) above, subject to normal audit and year-end adjustments and need not include notes, provided further that such income statement shall reflect adjustments so as to exclude the effects of (i) any accounting and other adjustments required under Section 5.12 hereof and (ii) expenses attributable to this Agreement and the transactions contemplated hereby.

         Section 3.5 Absence of Certain Changes or Events.

         (a) Since December 31, 2004, no event has occurred which has had a Material Adverse Effect on BHB or, to BHB's "knowledge" (as defined below), no event has occurred which is reasonably likely to have a Material Adverse Effect on BHB.

         (b) "BHB's knowledge", "knowledge of BHB" or words of similar effect means the actual knowledge, after due inquiry, of any one of Selwyn Isakow, Rex
E. Schlaybaugh, Jr., David T. Provost, Patrick M. McQueen, Robert M. Burch or Thomas W. Brown.

         (c) Since December 31, 2004, BHB and each BHB Subsidiary have conducted their respective businesses in all material respects in the ordinary and usual course consistent with past practice and, since the date of this Agreement, consistent with the restrictions set forth in Section 5.2.

         Section 3.6 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the audited Consolidated Statement of Financial Condition of BHB for the fiscal year ended December 31, 2004, liabilities disclosed in Schedule 3.6 of the BHB Disclosure Schedules, liabilities less than $25,000 individually or in the aggregate, and liabilities incurred in the ordinary course of business consistent with past practice, since December 31, 2004, BHB and the BHB Subsidiaries to the knowledge of BHB, have not incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

         Section 3.7 Consents and Approvals. Except as set forth on Schedule 3.7 of the BHB Disclosure Schedules, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") are necessary in connection with the execution and delivery by BHB of this Agreement and the consummation by BHB of the Merger and the other transactions contemplated hereby except for (a) the filing of applications with the Board of Governors of the Federal Reserve System or the appropriate Federal Reserve Bank (the "FRB") and the Michigan Office of Financial and Insurance Services ("OFIS") and the approval of such applications by the FRB and OFIS (the "Regulatory Applications"), and (b) the filing of the Certificate of Merger with the Michigan Department under the Michigan Act.

         Section 3.8 Reports. (a) BHB and each of the BHB Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file during the five (5) years preceding the date hereof with (i) the FRB, (ii) the FDIC, (iii) OFIS, (iv) any state regulatory authority, and (v) any self-regulatory organization with jurisdiction over any of the activities of BHB or the BHB Subsidiaries (collectively "Regulatory Agencies"), and all other reports and statements required to be filed by them, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency (the "BHB Reports"), and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments will not have a Material Adverse Effect on BHB. As of their respective filing dates, each of the BHB Reports (after giving effect to any amendments thereto), including the financial statements, exhibits, and schedules thereto, complied in all material respects with the applicable provisions of the statutes, rules, and regulations enforced or promulgated by the authority with which they were filed. To the knowledge of BHB, none of the BHB Reports contained any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of BHB and the BHB Subsidiaries are subject to any cease-and-desist or other similar order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by any Regulatory Agency or other Governmental Entity that currently restricts the conduct of its business or that relates to its capital adequacy, compliance with laws, its credit policies, its management or its business (each a "BHB Regulatory Agreement"), and none of BHB and the BHB Subsidiaries have been advised during the five (5) years preceding the date hereof by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such BHB Regulatory Agreement.

         (b) Except for examinations or reviews conducted by the Regulatory Agencies in the ordinary course of the business of BHB or the BHB Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the knowledge of BHB, investigation into the business or operations of BHB or the BHB

Subsidiaries within the past five (5) years nor, to the knowledge of BHB, has any such proceedings or investigation been threatened or is currently pending. Except as disclosed in Schedule 3.8(b) of the BHB Disclosure Schedules, there is no unresolved violation, criticism or exception noted by any Regulatory Agency with respect to any BHB Report other than those that have not had and are not expected to have a Material Adverse Effect on the business of BHB or the BHB Subsidiaries that is subject to the Regulatory Agency.

         Section 3.9 Broker's Fees; Other Transaction Fees. (a) Other than the financial advisory services performed for BHB by Oppenheimer & Co. Inc. in connection with the preparation and delivery of the BHB Fairness Opinion (as defined below), neither BHB nor any of the BHB Subsidiaries, nor any of their respective shareholders, officers, directors, employees or agents, has employed a broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for BHB or any BHB Subsidiary in connection with this Agreement or the transactions contemplated hereby. A copy of BHB's agreement with Oppenheimer & Co. Inc. is included in Schedule 3.9 of the BHB Disclosure Schedules. The fee payable under such agreement shall not exceed $60,000 in the aggregate. No other action has been taken by BHB or any BHB Subsidiary that would give rise to any claim by any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

         (b) There are no fees and expenses paid, incurred or expected to be incurred by BHB and the BHB Subsidiaries for legal, investment banking, accounting and other professional services received in connection with this Agreement or any of the transactions contemplated hereby, except (i) the fees set forth in Section 3.9(a) above, (ii) the reasonable accounting fees of Crowe, Chizek and Company, LLC, and (iii) the reasonable legal fees of Dykema Gossett PLLC billed at an hourly rate.

         Section 3.10 Legal Proceedings. Except as set forth on Schedule 3.10 of the BHB Disclosure Schedules:

         (a) There is no pending or, to the knowledge of BHB, threatened litigation or other legal, administrative, arbitration or other proceeding, claim, action or investigation of any nature against BHB or any BHB Subsidiary or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, having, or which would have in the future, any such effect; and,

         (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than regulatory restrictions that apply to similarly situated bank holding companies or banks) imposed upon BHB, the BHB Subsidiaries or the assets of BHB or the BHB Subsidiaries.

         Section 3.11 Taxes and Tax Returns.

         (a) BHB, each BHB Subsidiary and each other company (including any limited liability company) or joint venture where BHB or any BHB Subsidiary owns more than 50% of the equity interest of such company or venture measured by vote and value (a "Tax

Subsidiary") have duly filed all federal, state, county, foreign and local Tax Returns (as defined in Section 3.11(c)) required to be filed (all such Tax Returns being accurate and complete in all material respects). All Taxes (as defined in Section 3.11(c)) required to be shown on such Tax Returns have been paid when due. Except as set forth on Schedule 3.11 of the BHB Disclosure Schedules, no application for an extension of time for filing a Tax Return or consent to any extension of the period of limitations applicable to the assessment or collection of any Tax is in effect with respect to BHB, each BHB Subsidiary or any Tax Subsidiary. None of BHB, each BHB Subsidiary or any Tax Subsidiary is delinquent in the payment of any Taxes. Adequate reserves for Taxes (including any penalties and interest) payable by BHB, each BHB Subsidiary or any Tax Subsidiary have been made on the books of BHB and on the most recent Financial Statements. No taxing authority has asserted any claims for, Taxes or assessments which remain unpaid upon BHB, each BHB Subsidiary or any Tax Subsidiary or notified BHB, BHB Subsidiaries or any Tax Subsidiary of any audit. Neither BHB, nor any BHB Subsidiary or any Tax Subsidiary has received any written notice of a proposed audit or proposed deficiency for any Tax which remains unpaid. In addition, proper and accurate amounts have been withheld by BHB, each BHB Subsidiary and each Tax Subsidiary from each of their employees, partners, members, shareholders or holders of deposit accounts for all prior periods in compliance in all material respects with the Tax withholding provisions of applicable federal, state, foreign and local laws. There are no Tax liens upon any property or assets of BHB, each BHB Subsidiary or any Tax Subsidiary, except for liens for Taxes not yet past due.

         (b) BHB has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code) where BHB was not the common parent of the group. Neither BHB, nor any BHB Subsidiary or any Tax Subsidiary is, or has been, a party to a tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding Tax liability to anyone other than BHB, any BHB Subsidiary or any Tax Subsidiary.

         (c) As used in this Agreement, the term "Tax" or "Taxes" means any and all taxes, charges, fees, levies or other assessments, including but not limited to all federal, state, county, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

         Section 3.12 Employee Benefit Plans.

         (a) (i) BHB Plan. The term, "BHB Plan" includes each bonus, deferred compensation, pension, retirement, profit sharing, thrift savings, employee stock ownership, stock bonus, stock purchase, stock appreciation right, restricted stock and stock option plan, each employment, consulting, severance contract or recognition and retention, each other material employee benefit plan, any applicable "change in control" or similar provisions in any plan, program, policy, contract or arrangement, and each other benefit plan, contract, program, policy or arrangement, oral or written, including but not limited to, each employee benefit plan, as defined in Section 3(3) of ERISA (other than a BHB Multiemployer Plan and including any terminated BHB Plans) that currently or since January 1, 1998: (1) is or has been maintained for directors, former directors, employees and former employees of BHB or of any BHB Control Group member or (2) to which BHB or any BHB Control Group member made or was required to make contributions.

                  (ii) BHB Qualified Plan. The term "BHB Qualified Plan" means any BHB Plan which is an employee pension benefit plan as defined in
         Section 3(2) of ERISA and which is intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (iii) BHB Title IV Plan. The term "BHB Title IV Plan" means any BHB Qualified Plan that is a defined benefit plan (as defined in Section 3(35) of ERISA) and is subject to Title IV of ERISA.

                  (iv) BHB Multiemployer Plan. The term "BHB Multiemployer Plan" means any employee benefit plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA and to which BHB or any BHB Control Group member has or had any obligation to contribute.

                  (v) BHB Control Group. The term "BHB Control Group" means a controlled group of corporations of which BHB or any of the BHB Subsidiaries is a member within the meaning of Section 414(b) of the Code, any group of corporations or entities under common control with BHB or any of the BHB Subsidiaries within the meaning of Section 414(c) of the Code, or any affiliated service group of which BHB or any of the BHB Subsidiaries is a member within the meaning of Section 414(m) of the Code.

                  (vi) ERISA. The term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         (b) All BHB Plans are listed in Schedule 3.12(b) of the BHB Disclosure Schedules.

         (c) (i) Each BHB Plan has been administered in material compliance with its terms and with all filing, reporting, disclosure and other requirements of all applicable statutes (including but not limited to ERISA and the Code), regulations or interpretations thereunder.

                  (ii) Neither BHB nor any BHB Control Group member currently or at any time maintains or maintained, or contributes or contributed to, or is required to contribute to, any BHB Title IV Plan or any BHB Multiemployer Plan.

                  (iii) Neither BHB nor any BHB Control Group member, nor any of their respective employees, directors, or any fiduciaries, nor any BHB Plan has been a party to or has engaged in any transaction, including the execution and delivery of this Agreement and other agreements, instruments and documents for which execution and delivery by BHB is contemplated herein, in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 408(b) of ERISA or Section 4975(d) of the Code or for which no administrative exemption has been granted under Section 408(a) of ERISA.

                  (iv) Each BHB Qualified Plan is the subject of a favorable Internal Revenue Service determination with respect to qualification (a copy of the most recent favorable determination letter has been made available to Buyer) and, except as disclosed on Schedule 3.12(c)(iv) of the BHB Disclosure Schedules, no event has occurred which will or could give rise to disqualification of such BHB Plan under Section 401(a) or 501(a) of the Code or to a material liability under Section 511 of the Code.

                  (v) No matter is pending relating to any BHB Plan before any court or governmental agency.

                  (vi) None of the payments contemplated by BHB, any BHB Subsidiary or by or under any BHB Plan will constitute excess parachute payments as defined in Section 280G of the Code.

                  (vii) All group health plans of BHB and any BHB Subsidiary (including any plans of current and former affiliates of BHB and the BHB Subsidiaries which must be taken into account under Section 4980B of the Code or Sections 601-609, 701-702 and 711-713 of ERISA) have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and
         Section 601 of ERISA, to the extent such requirements are applicable.

                  (viii) There have been no acts or omissions by BHB or any BHB Subsidiary which have given rise to or may give rise to any material fines, penalties, taxes or related charges under Sections 502(c), 502(i), 502(l) or 4071 of ERISA or Chapter 43 of the Code, for which BHB, the Surviving Corporation or any BHB Subsidiary may be liable.

         (d) (i) Complete and correct copies of all current and prior documents, including all amendments thereto, with respect to each BHB Plan, have been made available to Buyer. These documents include, but are not limited to, the following: BHB Plan documents, trust agreements, insurance contracts, annuity contracts, summary plan descriptions, filings with governmental agencies, investment manager and investment adviser contracts, and actuarial reports, audit reports, financial statements and annual reports (Form 5500) for the most recent three plan years ending before the date of this Agreement.

                  (ii) All contributions payable to each BHB Plan for all benefits earned and other liabilities accrued through the date of this Agreement, determined in accordance with the terms and conditions of such BHB Plan, ERISA and the Code, have been paid or otherwise provided for, and to the extent unpaid are reflected in the Consolidated Statement of Financial Condition of BHB as of the date of this Agreement.

         (e) There is no pending or, to the knowledge of BHB, threatened litigation or pending claim (other than individual benefit claims made in the ordinary course) by or on behalf of or against any of the BHB Plans (or with respect to the administration of any of such Plans) now or heretofore maintained by BHB or any BHB Subsidiary which allege violations of applicable state or federal law or the terms of the Plan which are reasonably likely to result in any material liability on the part of BHB or any BHB Subsidiary or any such Plan.

         (f) Neither BHB nor any BHB Subsidiary is a party to or bound by any collective bargaining agreement and, to BHB's knowledge, no labor union claims to or is seeking to represent any employees of BHB or any BHB Subsidiary.

         (g) There are no obligations of BHB or any BHB Subsidiary under any BHB Plan or otherwise to provide severance or other post-termination compensation or post-employment health or welfare benefits to any present or former employees, directors or their dependents (other than rights under any BHB Plan listed on Schedule 3.12(b) of the BHB Disclosure Schedules, or Section 4980B of the Code or Section 601 of ERISA relating to COBRA).

         Section 3.13 Compliance with Applicable Law. BHB and each of the BHB Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses as now being conducted under and pursuant to all, and have complied in all material respects with any applicable material federal and state laws, ordinances, statutes, orders, rules, regulations, policies and/or guidelines of any Governmental Entity relating to BHB or the BHB Subsidiaries.

         Section 3.14 Material Contracts. (a) Except as set forth in Schedule
3.14 of the BHB Disclosure Schedules, none of BHB and the BHB Subsidiaries is a party to or bound by:

                  (i) any contract, arrangement, commitment or understanding (whether written or oral) in an amount in excess of $25,000 with respect to the employment, severance, termination or compensation of any directors, officers or employees that is not terminable without liability on 30 days' (or less) notice;

                  (ii) any contract, arrangement, commitment or understanding (whether written or oral) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from BHB, Buyer, the Surviving Corporation, or any of their respective subsidiaries to any officer, director or employee thereof or to the trustee under any "rabbi trust" or similar arrangement;

                  (iii) any contract, arrangement, commitment or understanding (whether written or oral), including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased or be required to be paid, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement;

                  (iv) any agreement of indemnification or guaranty between BHB or any BHB Subsidiary and any of their officers or directors;

                  (v) any agreement, contract or commitment currently in force relating to the disposition or acquisition of any of BHB's or any BHB Subsidiary's assets or business (other than dispositions or acquisitions made in the ordinary course or dispositions or acquisitions less than $100,000);

                  (vi) any voting agreement, voting trust, shareholder agreement or other similar agreement which restricts the voting or disposition of BHB Common Stock;

                  (vii) any partnership, limited liability company, joint venture or other similar agreement or arrangement, or any options or rights to acquire from any person any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of such person;

                  (viii) any agreement that restricts or contains limitations on the ability of BHB or any BHB Subsidiary to compete in any line of business (including geographic limitations), to solicit customers or to solicit or hire employees;

                  (ix) any agreement which relates to funded indebtedness owed by BHB or any BHB Subsidiary, or the guarantee thereof (other than contracts evidencing deposit liabilities, purchases of federal funds, repurchase agreements, trade payables and contracts relating to borrowings or guarantees made in the ordinary course of business);

                  (x) any mortgage, pledge, indenture or security agreement or similar agreement (whether incurred, assumed, guaranteed, secured by any asset or otherwise) constituting a lien upon the assets or properties of BHB or any BHB Subsidiary;

                  (xi) any agreement for the sale or purchase of personal property having a value individually, with respect to all sales or purchases thereunder, in excess of $250,000, other than in the ordinary course of business;

                  (xii) any agreement involving intellectual property or relating to the provision of data processing, network communication or other technical services to or by BHB or any BHB Subsidiary, other than agreements entered into in the ordinary course of business;

                  (xiii) any lease or license of personal property (whether tangible or intangible, including intellectual property and software), whether as licensor or licensee involving payments or receipts in excess of $50,000;

                  (xiv) contract or commitment for the performance of services involving an amount in excess of $50,000; or

                  (xv) any other agreement, if the performance remaining thereunder involves aggregate consideration to or by BHB or any BHB Subsidiary in excess of $250,000 per annum, and such agreement is not cancelable, without material penalty, by BHB or any BHB Subsidiary on 180 days' or less notice.

         Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a) is referred to herein as a "BHB Contract," and a copy of each BHB Contract is attached to Schedule 3.14(a) of the BHB Disclosure Schedules. To the knowledge of BHB, BHB and each of the BHB Subsidiaries is not in violation of any BHB Contract and is unaware of and has received no written notice of any violation of any BHB Contract by any of the parties thereto and neither BHB nor any BHB Subsidiary has waived any right under any BHB Contract.

         (b) (i) Each BHB Contract is valid and binding on BHB or the applicable BHB Subsidiary, as the case may be, and is in full force and effect,

             (ii) To the knowledge of BHB, BHB and the BHB Subsidiaries have each performed all obligations required to be performed by it to date under each BHB Contract to which it is a party, except where such noncompliance, individually or in the aggregate, would not give rise to remedies under the applicable BHB Contract, and

             (iii) To the knowledge of BHB, no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of BHB or any BHB Subsidiary under any such BHB Contract, except where any such default would not give rise to remedies under the applicable BHB Contract, and

             (iv) Except as disclosed on Schedule 3.14 of the BHB Disclosure Schedules, none of the BHB Contracts contain an express prohibition against a change of control of BHB or a BHB Subsidiary (or require written consent or notice to the other party), or contain any other provision which would preclude Buyer from exercising and enjoying all of the rights, remedies and obligations of BHB or a BHB Subsidiary, as the case may be, under such BHB Contracts.

         Section 3.15 Investment Securities.

         (a) BHB and each of the BHB Subsidiaries has good and marketable title to all securities held by it (except as set forth on Schedule 3.15(a) of the BHB Disclosure Schedules or held in any fiduciary capacity), free and clear of any Lien. Except as set forth on Schedule 3.15(a) of the BHB Disclosure Schedules, none of the investments reflected in the BHB Financial Statements, and none of the investments made by BHB or any BHB Subsidiary since the date of the BHB Financial Statements, are subject to any restriction, whether contractual or statutory, which materially impairs the ability of BHB or any BHB Subsidiary to dispose freely of such investment at any time.

         (b) All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States of the United States and their political subdivisions, and other investment securities classified as "held to maturity," "available for sale" and "trading" held by BHB or any BHB Subsidiary, as reflected in the BHB Financial Statements were classified and accounted for in accordance with F.A.S.B. 115 and the intentions of management.

         Section 3.16 Insurance. Schedule 3.16 of the BHB Disclosure Schedules describes all policies of insurance in which BHB or any BHB Subsidiary is named as a primary insured party or which otherwise relate to or cover any assets or properties of BHB or any BHB Subsidiary and copies of all such policies have previously been made available to BHB to Buyer. BHB and each BHB Subsidiary maintain insurance with an insurer, which in the best judgment of management of BHB is sound and reputable, on their respective assets, and upon their respective businesses and operations, against loss or damage, risks, hazards and liabilities of the kinds customarily insured against by prudent corporations engaged in the same or similar businesses. BHB and the BHB Subsidiaries maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by BHB and each BHB Subsidiary have been filed in due and timely fashion. Each of such policies is in full force and effect, and the coverage provided under such policies complies with the requirements of any contracts binding on BHB any BHB Subsidiary relating to such assets or properties. Except as set forth in Schedule 3.16 of the BHB Disclosure Schedules, neither BHB nor any BHB Subsidiary has received any notice of cancellation or termination with respect to any material insurance policy applicable to BHB or any BHB Subsidiary.

         Section 3.17 Allowance for Loan Losses. The allowance for loan losses set forth in the BHB Financial Statements is reasonably adequate in all material respects under applicable regulatory requirements to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of December 31, 2004, and based on GAAP. The aggregate loan balances of the BHB Subsidiaries at such date in excess of such allowance are, to the knowledge of BHB, collectible in accordance with their terms.

         Section 3.18 Title to Properties; Leases.

         (a) Schedule 3.18 of the BHB Disclosure Schedules sets forth a list of all real property owned or leased by BHB or any BHB Subsidiary, including but not limited to the Bank's owned real estate, and a reasonable description of the size, use and location thereof. Copies of all leases referenced therein are attached to Schedule 3.18(a) of the BHB Disclosure Schedules. Except as set forth on Schedule 3.18(a) of the BHB Disclosure Schedules, BHB and each BHB Subsidiary, as applicable, is the owner of good and marketable title to all real properties and is the owner of good title to all other property and assets, tangible and intangible, that it claims or otherwise purports to own to the extent it claims or otherwise purports to own them (including, without limitation, all of its assets reflected in its financial statements for the fiscal year ended December 31, 2004 or that it purports to have acquired since December 31, 2004), free and clear of any Liens, except for (the following collectively referred to as "Permitted Exceptions") (i) pledges and liens given to secure deposits and other banking liabilities arising in the ordinary course of business, (ii) liens for current taxes not yet due and payable, (iii) all easements, covenants, conditions, assignments, defects, restrictions, exceptions, reservations and other encumbrances, which do not materially interfere with the use or operation of the property as the same is being currently used and operated, or render title to any material portion of any material asset unmarketable, (iv) all leases, subleases and any memoranda thereof and any non-disturbance agreements with tenants, subtenants or other occupants of any property as reflected on Schedule 3.18(a) of the BHB Disclosure Schedules or (v) any liens, encumbrances, objections or other matters which are caused or created by or on behalf of Buyer or the Surviving Corporation.

         (b) Each lease under which BHB or any BHB Subsidiary is the lessee of any real or personal property is and will be, upon consummation of the Merger, in full force and effect, and BHB or the applicable BHB Subsidiary has been in peaceable possession of the property covered thereby since the commencement of the original term of such lease. Except as set forth in Schedule 3.18(b) of the BHB Disclosure Schedules, no right of approval or consent on the part of the lessor under any such lease exists or will be required to be obtained in connection with consummation of the transactions contemplated by this Agreement. No waiver, indulgence or postponement of BHB or any BHB Subsidiary's obligations under any such lease has been granted by the lessor thereunder, or of such lessor's obligations by BHB or the applicable BHB Subsidiary and neither BHB nor any BHB Subsidiary nor, to the knowledge of BHB, the lessor under any such lease has violated, in any material respect, any of the terms or conditions of such lease, and all of the material covenants to be performed by BHB or any BHB Subsidiary and the lessor as of the date hereof have been fully performed in all material respects.

         Section 3.19 Environmental Matters. (a) Except as set forth in Schedule
3.19 of the BHB Disclosure Schedules, to BHB's knowledge:

                  (i) BHB and each BHB Subsidiary have obtained all licenses, permits, authorizations, approvals and consents required under any applicable Environmental Law in respect of its business or operations ("Environmental Permits"). Each of such Environmental Permits is in full force and effect and BHB and each BHB Subsidiary is in compliance with the terms and conditions of all such Environmental Permits and with any applicable Environmental Law.

                  (ii) Neither BHB nor any BHB Subsidiary has received oral or written notice of proceedings, claims or losses related to alleged violations of any Environmental Law relating to: (i) any property owned, occupied or leased by BHB or any BHB Subsidiary or operations thereon; (ii) disposal or shipments of Hazardous Substances from any property owned, occupied or leased by BHB or any BHB Subsidiary; or
         (iii) the presence, discharge, Release or disposal of Hazardous Substances on any property owned, occupied or leased by BHB or any BHB Subsidiary, or any property adjoining or adjacent to any property owned, occupied or leased by BHB or any BHB Subsidiary.

                  (iii) Neither BHB nor any BHB Subsidiary has received notice as a potentially responsible party for any facility, site or location pursuant to CERCLA or other similar Environmental Law relating to any property owned, occupied or leased by BHB or any BHB Subsidiary or business or operations related thereto.

                  (iv) No oral or written notification of a Release of a Hazardous Substances has been filed by or on behalf of BHB or BHB Subsidiary and BHB has received no written or oral notice that any site or facility now or previously owned, operated, or leased by BHB or any BHB Subsidiary is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, or on any similar State or local list of sites requiring investigation or clean-up.

                  (v) BHB and every BHB Subsidiary are and have been in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions,

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

         requirements and obligations established under the requirements of Environmental Law relating to any property owned, occupied or leased by BHB or any BHB Subsidiary, and BHB business or operations.

                  (vi) Neither BHB nor any BHB Subsidiary has ever caused any Hazardous Substances (above levels that exceed remediation standards based on regulations, guidance or risk-based criteria or Environmental Law warranting studies or remediation) to be disposed onto or into soils or groundwater of any property owned, occupied or leased by BHB or any BHB Subsidiary which constitute a violation of any Environmental Law.

                  (vii) There are no underground storage tanks, active or abandoned, on or under any property owned, occupied or leased by BHB or any BHB Subsidiary. Any underground storage tanks, previously active or abandoned, on or under any property owned, occupied or leased by BHB or any BHB Subsidiary have been removed together with any associated contaminated media in accordance with applicable requirements at the time of such removal.

                  (viii) Neither BHB nor any BHB Subsidiary has arranged for the transportation, treatment or disposal of any waste from any property owned, occupied or leased by BHB or any BHB Subsidiary or in connection or related to BHB business or operations that was disposed of, Released or treated at any site listed on any federal CERCLA or state list or other lists of hazardous substance sites.

         (b) As used herein, the following terms shall have the following meanings:

                  (i) "Environmental Law" shall mean any and all federal, international, state or local statutes, laws, regulations, ordinances, orders, policies, or decrees and the like, whether now existing or subsequently enacted or amended, relating to public health or safety, worker health or safety, pollution or protection of human health or the environment, including natural resources, including but not limited to the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq. and any similar or implementing state or local law, or any common law, which governs: (a) the existence, clean-up, removal and/or remedy of contamination or threat of contamination on or about real property; (b) the emission, discharge, Release or threatened release, of Hazardous Substances or contaminants into the environment; (c) the control of Hazardous Substances or contaminants; or (d) the use, generation, or transport, treatment, storage, disposal, removal, recycling, handling, or recovery of Hazardous Substances.

                  (ii) "Hazardous Substances" shall mean any substances or substance: (a) which is or becomes defined as a "hazardous substance", "pollutant", "contaminant", "hazardous Substances", "hazardous waste", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substance" or any other formulation intended to define, list or classify substances by reason of deleterious property, such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP Toxicity", or "EP Toxicity" or words of similar import or effect, under or pursuant to CERCLA, or other Environmental Law, and amendments thereto and regulations promulgated thereunder; (b) containing gasoline, oil, diesel fuel or other petroleum products, or fractions thereof; (c) which is or becomes defined as a "hazardous waste" pursuant to RCRA and amendments thereto and regulations promulgated thereunder; (d) containing polychlorinated biphenyls; (e) containing asbestos in any form that is or could become friable; (f) which is radioactive; (g) which is biologically hazardous;
         (h) the presence of which is regulated by or subject to, or requires investigation or remediation under, any federal, international, state, or local statute, regulation, ordinance, policy or other Environmental Law; (i) which is defined as a "hazardous waste", "hazardous substance", "pollutant" or "contaminant" or other such term used to defined a substance having an adverse affect on the environment under Environmental Laws; or (j) any toxic, explosive, dangerous, corrosive or otherwise hazardous substance, substances or waste, which is regulated by any federal, international, state or local governmental authority.

                  (iii) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, ejecting, injecting, escaping, leaching, migrating, dumping or disposing into the indoor or outdoor environment, including without limitation the abandonment or discarding or disposal of barrels, drums, containers, tanks and other receptacles containing or previously containing any Hazardous Substances, and shall include threatened release.

         Section 3.20 Approval Delays. BHB knows of no reason why any of the regulatory approvals referenced in Section 6.1(c) and Section 6.2(c) may be denied or unduly delayed.

         Section 3.21 Vote Required. The approval of this Agreement by the Requisite Majority of Shareholders is the only vote of the holders of any class or series of the capital stock of BHB required for the transactions contemplated by this Agreement. On or prior to the date hereof, the Requisite Majority of Shareholders approved this Agreement and the transactions contemplated herein, and no further vote or other action of the shareholders is required with respect thereto.

         Section 3.22 Participation Loans. Except as set forth in Schedule 3.22 of the BHB Disclosure Schedules, no BHB Subsidiary has any participation loans outstanding.

         Section 3.23 Fairness Opinion. BHB and its shareholders have received a written opinion from Oppenheimer & Co. Inc. (the "BHB Fairness Opinion"), dated as of the date hereof, to the effect that as of such date, the Per Share Merger Consideration is fair to BHB and its shareholders from a financial point of view. BHB has delivered to Buyer a copy of such opinion.

         Section 3.24 Dissenter's Rights. BHB has taken no action, and there exists no situation, which would permit holders of BHB Common Stock to exercise "dissenters rights" pursuant to Section 762 of the Michigan Act.

         Section 3.25 Loan Portfolio. (a) All loans shown in the BHB Financial Statements, or which were entered into after December 31, 2004, but before the Closing Date, were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of BHB or any BHB Subsidiary, in accordance in all material respects with sound banking practices, and to the knowledge of BHB are not subject to any material defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws. The notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are, and will be, enforceable, valid, true and genuine and what they purport to be, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and (ii) general principles of equity. BHB and the BHB Subsidiaries have not sold, purchased or entered into any loan participation arrangement except where such participation is on a pro rata basis according to the respective contributions of the participants to such loan amount. BHB has no knowledge that any condition of property in which BHB or any BHB Subsidiary has an interest as collateral to secure a loan violates the Environmental Laws (defined in Section 3.19) or obligates BHB or any BHB Subsidiary or the owner or operator of such property to remedy, stabilize, neutralize or otherwise alter the environmental condition of such property.

         (b) Except as set forth in Schedule 3.25(b) of the BHB Disclosure Schedule, none of BHB or any BHB Subsidiary had any loan in excess of $10,000 that has been classified by regulatory examiners or management of BHB or the BHB Subsidiaries as "Substandard," "Doubtful" or "Loss" or in excess of $10,000 that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability. As of the date hereof, the most recent loan watch list of BHB or any BHB Subsidiary and a list of all loans in excess of $10,000 that BHB or any BHB Subsidiary has determined to be ninety (90) days or more past due with respect to principal or interest payments or has placed on nonaccrual status are set forth in Schedule 3.25(b) of the BHB Disclosure Schedules.

         Section 3.26 Interest Rate Risk Management Arrangements. Except as set forth on Schedule 3.26 of the BHB Disclosure Schedules, neither BHB nor any BHB Subsidiary is a party to any, nor is any property bound by, any interest rate swaps, caps, floors and option agreements or other interest rate risk management arrangements.

         Section 3.27 Indemnification. To the knowledge of BHB, no action or failure to take action by any director, officer, employee or agent of BHB or each BHB Subsidiary has occurred which would give rise to a claim by any such person for indemnification from BHB or any BHB Subsidiary under the corporate indemnification provisions of BHB or any BHB Subsidiary in effect on the date of this Agreement.

         Section 3.28 Insider Interests. All outstanding loans and other contractual arrangements (including deposit relationships) between BHB or any BHB Subsidiary and any officer, director or employee of BHB or any BHB Subsidiary conform to the applicable rules and regulations and requirements of all applicable regulatory agencies, which were in effect when such loans and other contractual arrangements were entered into. Except as set forth on
Schedule 3.28 of the BHB Disclosure Schedules, no officer, director or employee of BHB or any

BHB Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of BHB or any BHB Subsidiary.

         Section 3.29 Antitakeover Provisions Inapplicable. No "business combination," "moratorium," "control share" or other state antitakeover statute or regulation, nor any provision in BHB's Certificate of Incorporation or By-laws, (i) prohibits or restricts BHB's ability to perform its obligations under this Agreement, or its ability to consummate the transactions contemplated hereby and thereby, (ii) would have the effect of invalidating or voiding this Agreement, or any provision hereof or thereof, or (iii) would subject Buyer to any impediment or condition in connection with the exercise of any of its rights under this Agreement.

         Section 3.30 Internal Controls. (a) The management of BHB has designed disclosure controls and procedures to ensure that material information relating to BHB and the BHB Subsidiaries is made known to the management of BHB by others within BHB and the BHB Subsidiaries. To BHB's knowledge, there are no significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the ability of BHB to record, process, summarize and report financial data; and there has been no fraud, whether or not material, that involves management or other employees who have a significant role in BHB's internal controls. BHB and each BHB Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (b) Neither BHB, nor, to BHB's knowledge, any employee of BHB or the BHB Subsidiaries has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of BHB or the BHB Subsidiaries, insofar as it relates to BHB's or the BHB Subsidiaries' businesses or BHB's internal accounting controls, including any complaint, allegation, assertion or claim that BHB or the BHB Subsidiaries has engaged in questionable accounting or auditing practices insofar as it relates to BHB's or the BHB Subsidiaries' businesses.

         Section 3.31 Accuracy of All Representations. The representations and warranties made by BHB in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading.

                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF BUYER AND ACQUISITION CORP.

         Buyer represents and warrants to BHB as follows:

         Section 4.1 Corporate Organization. Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware. Acquisition Corp. is a corporation duly organized and validly existing under the laws of the State of Michigan. Each of Buyer and Acquisition Corp. has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Buyer is duly registered as a bank holding company under the BHCA.

         Section 4.2 Authority. Each of Buyer and Acquisition Corp. has full corporate power and authority to execute and deliver this Agreement and, subject to regulatory approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of Buyer and Acquisition Corp., and Buyer, as the owner of all of the outstanding shares of capital stock of Acquisition Corp., has caused this Agreement and the Merger to be approved in accordance with the Michigan Act. No other corporate proceedings on the part of Buyer or Acquisition Corp. are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Buyer and Acquisition Corp. and, assuming due authorization, execution and delivery by BHB, constitutes a valid and binding obligation of each of Buyer and Acquisition Corp., enforceable against each of Buyer and Acquisition Corp. in accordance with its terms.

         Section 4.3 Consents and Approvals. No consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by each of Buyer and Acquisition Corp. of this Agreement and the consummation by Acquisition Corp. of the Merger and the other transactions contemplated hereby except for (a) the filing of the Regulatory Applications and the approval of the Regulatory Applications, and (b) the filing of the Certificate of Merger with the Michigan Department under the Michigan Act.

         Section 4.4 Financial Resources. Buyer has the financial wherewithal, whether by using its internal funds, external financing, or both, to perform its obligations under this Agreement. Buyer and its subsidiaries comply in all material respects with applicable capital and debt criteria of each Regulatory Agency having jurisdiction over them.

         Section 4.5 Approval Delays. Buyer knows of no reason why any of the regulatory approvals referred to in Section 6.1(c) and Section 6.2(c) should be denied or unduly delayed.

         Section 4.6 Fairness Opinion. Buyer has received an opinion from Stifel, Nicolaus & Company Incorporated, dated as of the date of this Agreement, to the effect that as of such date the Per Share Merger Consideration is fair to Buyer's stockholders from a financial point of view.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         Section 5.1 Conduct of Business. Between the date hereof and the Closing Date, BHB and each of the BHB Subsidiaries shall conduct their respective businesses and shall cause their subsidiaries to conduct their businesses in the usual and ordinary course consistent in all material respects with prudent banking practices.

         Section 5.2 Negative Covenants. Between the date hereof and the Closing Date, and subject to the provisions of Section 5.12 of this Agreement, without the prior written consent of Buyer, which consent shall not be unreasonably withheld:

         (a) BHB shall, and shall cause each BHB Subsidiary to, make no changes in its respective charters or bylaws except for any changes required by applicable law or regulation;

         (b) BHB shall, and shall cause each BHB Subsidiary to, not issue any additional shares of BHB Common Stock or other equity securities or any securities which are convertible into shares of capital stock of BHB or the BHB Subsidiaries or grant any rights, options or similar agreements with respect thereto or permit the imposition of any Lien on any shares of BHB Common Stock by BHB or any BHB Subsidiary;

         (c) BHB shall, and shall cause each BHB Subsidiary to, not grant any increase in the compensation of its directors, officers or employees or pay any bonuses to any of its directors, officers or employees;

         (d) BHB shall, and shall cause each BHB Subsidiary to, make no loan for $3 million or more or, if less, the Bank's legal lending limit net of participations;

         (e) BHB shall not declare or pay any stock dividend, cash dividend or other similar distribution other than scheduled interest payments on BHB's floating rate junior subordinated deferrable interest debentures due 2034;

         (f) BHB shall, and shall cause each BHB Subsidiary to use its reasonable efforts to maintain its present insurance coverage in respect to their respective properties and businesses;

         (g) BHB shall, and shall cause each BHB Subsidiary to, make no significant changes in the general nature of the business conducted by BHB and the BHB Subsidiaries, including but not limited to the investment or use of their assets, the liabilities they incur, or the facilities they operate;

         (h) BHB shall, and shall cause each BHB Subsidiary to, not take any action that would result in an amendment, modification, termination, partial termination, curtailment, discontinuance or merger into another plan or trust, of any BHB Plan, or adopt any new BHB Plan, except as contemplated by this Agreement;

         (i) BHB shall, and shall cause each BHB Subsidiary and each Tax Subsidiary to, timely file all required Tax Returns with all applicable taxing authorities and pay all Taxes due;

         (j) except as already reflected in the BHB Financial Statements referred to in Section 3.4 of this Agreement, BHB shall, and shall cause each BHB Subsidiary to, not make any expenditure for fixed assets in excess of $50,000 for any single item, or $100,000 in the aggregate, or enter into any lease of fixed assets, if the monthly rental payment under such lease exceeds $2,500;

         (k) BHB shall, and shall cause each BHB Subsidiary to, not incur any liabilities or obligations, make any commitments or disbursements, acquire or dispose of any property or asset, dispose of real estate owned, make any contract or agreement, or engage in any transaction, except in the ordinary course consistent in all material respects with prudent banking practices;

         (l) BHB shall, and shall cause each BHB Subsidiary to, not do or fail to do anything that will cause a material breach of, or material default under, any material contract, agreement, commitment, obligation, appointment, plan, trust or other arrangement to which BHB or any BHB Subsidiary is a party or by which BHB or any BHB Subsidiary is otherwise bound that would give rise to remedies to other parties to such agreement;

         (m) BHB shall, and shall cause each BHB Subsidiary to, make no changes in its accounting procedures, methods, policies or practices or the manner in which it conducts its businesses and maintains its records unless required by applicable law or regulation;

         (n) BHB shall, and shall cause each BHB Subsidiary to, comply with all material laws applicable to the conduct of its business;

         (o) BHB shall, and shall cause each BHB Subsidiary to, use its reasonable efforts to preserve its business organization intact, to keep available the services of its present officers and employees and to preserve the goodwill of its customers and others having business relations with it;

         (p) BHB shall, and shall cause each BHB Subsidiary to, not make any borrowings, except for borrowings of Fed Funds and borrowings from the Federal Home Loan Bank utilized in the ordinary course of business;

         (q) BHB shall, and shall cause each BHB Subsidiary to, not nominate or appoint any new directors or executive officers of BHB or any BHB Subsidiary, as the case may be, except for replacements of existing directors or executive officers;

         (r) Except as required by applicable law or regulation, BHB (i) will not, and will not permit any BHB Subsidiary to, implement or adopt any material change in its interest rate and other risk management policies, procedures or practices, and (ii) will, and will cause each BHB Subsidiary to, follow its existing policies and practices with respect to managing its exposure to interest rate and other risk and to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest risk;

         (s) Neither BHB, nor any BHB Subsidiary, will file any application to close, open or relocate operations from their existing locations; and

         (t) Neither BHB, nor any BHB Subsidiary, will settle any litigation or claims against them unless settlement does not require BHB or any BHB Subsidiary to pay any monies in excess of $25,000, incur any obligation or admit any wrongdoing or liability.

         Section 5.3 Access to Information and Due Diligence.

         (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information and privacy rights, BHB shall, and shall cause each BHB Subsidiary to, afford to the officers, employees, accountants, counsel and other representatives of Buyer, access, during normal business hours during the period before the Effective Time, to its employees, properties, books, contracts, commitments and records and, during such period, BHB shall, and shall cause each BHB Subsidiary to, make available to Buyer (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws or federal or state banking, insurance or similar laws relating to BHB and the BHB Subsidiaries, and (ii) all other information concerning its business, properties and personnel as Buyer may reasonably request; provided, however, the activities of Buyer pursuant to this Section shall be carried out in a manner that does not unreasonably interfere with the conduct of the business of BHB and the BHB Subsidiaries. Neither BHB nor any BHB Subsidiary shall be required to provide access to or to disclose information where such access or disclosure would (A) violate or prejudice the rights of BHB's customers or employees, or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into before the date of this Agreement, or (B) impair any attorney-client privilege of the disclosing party. The parties hereto shall use their reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

         (b) Buyer and Acquisition Corp. and their respective officers, directors, employees, advisors and representatives shall hold all information furnished by or on behalf of BHB or the BHB Subsidiaries or their representatives pursuant to Section 5.3(a) in confidence and, if the transactions contemplated hereby shall not take place, shall immediately return all documents containing any information concerning the properties, business and assets of such parties that may have been obtained in the course of negotiations or examination of the affairs of BHB or the BHB Subsidiaries either before or after the execution of this Agreement (other than such information as shall be in the public domain or otherwise ascertainable from public sources) and shall destroy any information, analyses or the like derived from such confidential information and provide a certificate signed by an executive officer of Buyer attesting to such destruction. Buyer shall use such information solely for the purpose of conducting business, legal and financial reviews of the BHB and for such other purposes as may be related to this Agreement.

         (c) Buyer shall promptly notify BHB if Buyer has determined that any material information obtained by it during the course of any due diligence conducted by Buyer or its representatives after the date of this Agreement in accordance with this Section 5.3 is materially inconsistent with any representation or warranty made by BHB under this Agreement.

         Section 5.4 Regulatory Filings. Buyer, at its sole cost and expense and as soon as is reasonably practical, but in no event later than the 30th day following the date of this Agreement, shall make all appropriate filings necessary to obtain the regulatory approvals referred to in Section 6.1(c) hereof, and BHB will cooperate fully in the process of obtaining all such approvals.

         Section 5.5 Reasonable Efforts. The parties to this Agreement agree to use their reasonable efforts in good faith to satisfy the various conditions to Closing and to consummate the Merger as soon as practicable. None of the parties hereto shall intentionally take or intentionally permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of the representations and warranties contained herein to be or to become untrue.

         Section 5.6 No Conduct Inconsistent with this Agreement. BHB agrees that it shall not, nor shall it encourage or authorize any individual, corporation or other entity to, during the term of this Agreement, (i) solicit, encourage or authorize any individual, corporation or other entity to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its capital stock, or the merger of it or any BHB Subsidiary with any corporation or other entity other than as provided by this Agreement except pursuant to a written direction from a regulatory authority; or (ii) negotiate with or entertain any proposal from any other person for any such transaction wherein the business, assets or capital stock of it or any BHB Subsidiary would be acquired, directly or indirectly, by any party other than as provided in this Agreement. BHB shall promptly (i) reject in writing any such proposal and (ii) notify Buyer of all of the relevant details relating to all inquiries and proposals that it may receive after the date hereof relating to any proposed disposition of its business or assets, or the acquisition of its capital stock, or the merger of it or any BHB Subsidiary with any corporation or other entity other than as provided by this Agreement and shall keep Buyer informed of the status and details of any such inquiry or proposal.

         Section 5.7 Board of Directors' Notices, Minutes, Etc. BHB shall give reasonable notice to Buyer of all meetings of the Board of Directors and Board committees of BHB and each BHB Subsidiary and the agenda, if any, for or business to be discussed at such meeting and shall afford Buyer an opportunity to have a representative present at each BHB Subsidiary's Board of Directors meeting; provided, however, such representative can be excluded from privileged discussions. BHB shall transmit to Buyer, promptly, copies of all notices, minutes, consents and other materials that BHB or any BHB Subsidiary provides to its directors to the extent permissible under law, other than materials relating to any proposed acquisition of BHB or the BHB Subsidiaries. Buyer agrees to hold in confidence and trust and to act in a fiduciary manner with respect to such information.

         Section 5.8 Untrue Representations and Warranties. During the term of this Agreement, if a party hereto becomes aware of any facts or of the occurrence or impending occurrence of any event that would cause one or more of such party's representations and warranties contained in this Agreement to be or to become untrue as of the Closing Date, then such party shall immediately give detailed written notice thereof to the other party.

         Section 5.9 Indemnification; Directors' and Officers' Insurance. From and after the Effective Time, Buyer shall cause the Surviving Corporation and any successor to fulfill and honor in all respects the obligations of BHB and each BHB Subsidiary pursuant to any indemnification agreements for the benefit of directors and officers existing prior to the date hereof. Furthermore, for a period following the Effective Time during which any claim could be asserted, Buyer agrees to indemnify and hold harmless those directors and officers of BHB and each BHB Subsidiary entitled to indemnification under, and to the fullest extent permitted by, the charters and bylaws of BHB and the BHB Subsidiaries as they existed immediately prior to the Effective Time and as if the charters and bylaws were still in effect without amendment; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. Buyer shall also acquire a tail coverage for directors and officers indemnification insurance at not less than the current coverage levels maintained by BHB for a term of five (5) years following the Effective Time; provided, however, that Buyer shall not be required to pay a premium amount in excess of 150% the most recent annual premium paid by BHB.

         Section 5.10 Resolution of BHB Plans. BHB and Buyer shall cooperate in effecting the following treatment of the BHB Plans, except as mutually agreed upon by Buyer and BHB prior to the Effective Time:

         (a) At the Effective Time, Buyer (or a Buyer Subsidiary) shall be substituted for BHB or a BHB Subsidiary as the sponsoring employer under those BHB Plans with respect to which BHB or a BHB Subsidiary is a sponsoring employer immediately prior to the Effective Time, and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in BHB or a BHB Subsidiary with respect to each such plan. Except as otherwise provided herein, each such plan and any BHB Plan sponsored by BHB or a BHB Subsidiary shall be continued in effect by Buyer or any applicable Buyer Subsidiary after the Effective Time without a termination or discontinuance thereof as a result of the Merger, subject to the power reserved to Buyer or any applicable Buyer Subsidiary under each such plan to subsequently amend or terminate the plan, which amendments or terminations shall comply with applicable law. BHB and Buyer will use all reasonable efforts (i) to effect said substitutions and assumptions, and take such other actions contemplated under this Agreement, and (ii) to amend such plans as to the extent necessary to provide for said substitutions and assumptions, and such other actions contemplated under this Agreement.

         (b) Except as contemplated in any Employment Agreement described below, at or as promptly as practicable after the Effective Time, and in no event later than January 1, 2006 provided such date is after the Closing Date, as Buyer shall reasonably determine, Buyer shall provide, or cause any Buyer Subsidiary to provide, to each employee of BHB and each BHB Subsidiary as of the Effective Time ("BHB Employees") the opportunity to participate in each employee benefit plan and program maintained by Buyer or the Buyer Subsidiaries for similarly situated employees (the "Buyer Benefit Plans"); provided, however, that with respect to such Buyer Benefit Plans, BHB Employees shall be given credit for service with BHB and each BHB Subsidiary in determining eligibility for and vesting in benefits thereunder, but not for purposes of benefit accrual; provided, further, that BHB Employees shall not be subject to any waiting periods or pre-existing condition exclusions under the Buyer Benefit Plans to the extent that such periods are longer or restrictions impose a greater limitation than the periods or limitations imposed under the BHB Plans; provided, further, that to the extent that the initial period of coverage for BHB Employees under any Buyer Benefit Plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA is not a full 12-month period of coverage, BHB Employees shall be given credit under the applicable Buyer Benefit Plans for any deductibles and co-insurance payments made by such BHB Employees under the BHB Plans during the balance of such 12-month period of coverage; provided, further, that BHB Employees shall receive any contribution to the BHB Qualified Plans for the portion of the plan years during which such BHB Qualified Plans are maintained by BHB or Buyer. Nothing in the preceding sentence shall obligate Buyer to provide or cause to be provided any benefits duplicative of those provided under any BHB Plan continued pursuant to subparagraph (a) above, including, but not limited to, extending participation in any Buyer Benefit Plan which is an "employee pension benefit plan" under ERISA with respect to any year during which allocations are made to BHB Employees under the BHB Qualified Plans. Except as otherwise provided in this Agreement, the power of Buyer or any Buyer Subsidiary to amend or terminate any benefit plan or program, including any BHB Plan, shall not be altered or affected. Moreover, this Agreement shall not confer upon any BHB Employee any rights or remedies hereunder and shall not constitute a contract of employment or create the rights, to be retained or otherwise, in employment with Buyer or any Buyer Subsidiary.

         (c) Prior to or concurrently with the Effective Time, Buyer shall have offered employment agreements (the "Employment Agreements") to David T. Provost, Robert M. Burch and Patrick M. McQueen, substantially in the form attached hereto as Exhibits C-1, C-2 and C-3, respectively.

         (d) On or about January 1, 2006 (provided such date is at least sixty
(60) days after the Closing Date), Buyer shall merge the BHB Qualified Plan which is a defined contribution plan into a similar Buyer Benefit Plan in accordance with Code Section 414(l) or may freeze such BHB Qualified Plan and extend participation in such Buyer Benefit Plan as of such date.

         Section 5.11 Certain Consents. In the event of a request by BHB for written consent from Buyer for purposes of Sections 5.2 hereof, Buyer shall use reasonable efforts to respond to such request promptly and BHB shall be entitled to rely, for purposes of any of such section, on a written or oral consent given on behalf of Buyer by the Chief Executive Officer or Chief Financial Officer of Buyer.

         Section 5.12 Accounting and Other Adjustments. Prior to the Effective Time, BHB agrees that it shall, and shall cause each BHB Subsidiary to: (a) make any accounting adjustments or entries to its books of account and other financial records; (b) make additional provisions to any allowance for loan losses; (c) sell or transfer any investment securities held by it; (d) charge-off any loan or lease; (e) create any new reserve account or make additional provisions to any other existing reserve account; (f) make changes in any accounting method; (g) accelerate, defer or accrue any anticipated obligation, expense or income item; and (h) make any other adjustments as Buyer shall reasonably request, provided, however, that neither BHB nor the Bank shall be obligated to take any such requested action until immediately prior to the Effective Time and at such time as BHB shall have received reasonable assurances that all conditions precedent to BHB's and Buyer's obligations under this Agreement (except for the completion of actions to be taken at the Closing) have been satisfied and; provided, further, no such adjustment which BHB or the BHB Subsidiaries would not have been required to make but for the provisions of this Section shall be taken into account for purposes of determining the Closing Date Adjusted Net Income or satisfaction by BHB of the conditions set forth in Section 6.1(e) of this Agreement.

         Section 5.13 List of BHB Shareholders. At the Effective Time, BHB shall deliver to Buyer a list of holders of record of the outstanding BHB Common Stock as of the most recent reasonably practicable date, and the accuracy of such list shall be certified by an authorized officer of BHB.

         Section 5.14 The Oxford Investment Group Inc. Office Usage. Buyer shall permit The Oxford Investment Group Inc. to continue to use the office it currently uses until March 31, 2006.

         Section 5.15 Retention Bonuses. Buyer shall pay retention bonuses up to $500,000 in the aggregate as further set forth on Exhibit D.

         Section 5.16 Financial Statements and Reports. From the date of this Agreement and prior to the Effective Time: (a) BHB will deliver to Buyer, as soon as reasonably available, but in no event later than five (5) days after filing, all reports filed by it or any of the BHB Subsidiaries with any Regulatory Authority subsequent to the date hereof including all financial reports filed with the FRB, OFIS and the FDIC, which shall be prepared in accordance with the rules and regulations of such Regulatory Authority; (b) BHB will deliver to Buyer, as soon as reasonably available, but in no event later than thirty (30) days after the end of each fiscal quarters, all quarterly financial statement of BHB and the BHB Subsidiaries prepared with respect to period ending subsequent to December 31, 2004 and prepared in conformity with GAAP; and (c) BHB will deliver to Buyer, as soon as practicable after the end of each month, monthly financial statements of BHB and the BHB Subsidiaries as requested by Buyer.

         Section 5.17 Delivery of Supplements to Disclosure Schedules. Five (5) business days prior to the Effective Time, BHB will supplement or amend the BHB Disclosure Schedules with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such BHB Disclosure Schedule or which is necessary to correct any information in the BHB Disclosure Schedule or would have caused or constituted a breach of any representation or warranty made by BHB had such representation or warranty been made at the time of the occurrence of such event or condition; provided, however, that in order to determine the fulfillment of the conditions set forth in Section 6.1(a) hereof as of the Effective Time, the BHB Disclosure Schedules shall be deemed to include only the information contained therein on the date hereof; provided, however, that delivery of such supplements containing information which causes any representation or warranty of either BHB to be false or materially misleading will not cure any breach hereunder of such representations or warranties, unless expressly consented to by Buyer.

         Section 5.18 Noncompetition, Nondisclosure and Nonsolicitation Agreements. Prior to or concurrently with the execution of this Agreement, Buyer shall have received executed Noncompetition, Nondisclosure and Nonsolicitation Agreements from Selwyn Isakow, Rex E.

Schlaybaugh, Jr., David T. Provost, Robert M. Burch and Patrick M. McQueen, in substantially the form attached hereto as Exhibits E-1 and E-2, as applicable.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         Section 6.1 Conditions Precedent to Obligations of Buyer and Acquisition Corp. Unless the conditions are waived by Buyer or Acquisition Corp., all obligations of Buyer and Acquisition Corp. under this Agreement are subject to the fulfillment, before or at the Closing, of each of the following conditions:

         (a) Representations and Warranties; Performance of Agreements. The representations and warranties of BHB contained in Article III of this Agreement, or in any documents, certificates, schedules or exhibits delivered by, or on behalf of, BHB to Buyer pursuant to this Agreement shall be true and correct in all material respects as of this date (except for representations and warranties expressly stated to relate to a specific date, in which case such representations and warranties shall be true and correct as of such earlier date) and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties expressly stated to relate to a specific date, in which case such representations and warranties shall be true and correct as of such earlier date). BHB shall have performed in all material respects all agreements herein required to be performed by it on or before the Closing Date, provided, that the failure of the parties to enter into the Employment Agreements described in
Section 5.10(c) shall not in any way constitute a failure of BHB to perform an agreement herein.

         (b) Closing Certificate. Buyer shall have received a certificate signed by the Chief Executive Officer of BHB, dated as of the Closing Date, certifying as to the fulfillment of the conditions to the obligations of Buyer as set forth in this Agreement and required to be fulfilled by BHB on or before the Closing Date.

         (c) Regulatory and Other Approvals. Buyer shall have obtained the approval of all required regulatory entities (including, without limitation, the approval of the FRB and OFIS) of the transactions contemplated by this Agreement, all required regulatory waiting periods shall have expired, and there shall have been no motion for rehearing or appeal from such approval.

         (d) No Litigation with Respect to Transactions. No suit or other legal proceeding shall have been instituted or threatened against BHB or Buyer seeking to enjoin the consummation of the transactions contemplated hereby, which reasonably could be expected to result in the issuance of a court order enjoining such transactions, or which seeks substantial damages in respect thereof.

         (e) No Adverse Changes. Between the date of this Agreement and the Closing Date, the business of BHB and each BHB Subsidiary shall have been conducted in the ordinary course consistent in all respects with prudent banking practices, and no action shall have been taken or event shall have occurred that is reasonably likely to result in a Material Adverse Effect on BHB.

         (f) Consents. BHB and each BHB Subsidiary shall have obtained all written consents, permissions and approvals as required under any material agreements, contracts, appointments, indentures, plans, trusts or other arrangements with third parties required to effect the transactions contemplated by this Agreement.

         (g) Resignations. BHB shall (a) have procured and delivered to Buyer the resignations of each of the directors of BHB in the form attached as Exhibit F-1 and (b) have either (i) procured and delivered to Buyer the resignations of each of the directors of the BHB Subsidiaries in the form attached as Exhibit F-2 or (ii) removed all such directors from office immediately prior to the Effective Time.

         (h) Legal Opinion. Buyer shall have received an opinion of Dykema Gossett PLLC, counsel for BHB, substantially in the form of Exhibit G.

         (i) Closing Balance Sheet; Closing Income Statement. BHB shall have timely delivered the Closing Balance Sheet and the Closing Income Statement.

         (j) Material Adverse Change in Net Income. BHB's actual net income for the period beginning January 1, 2005 and ending on the Determination Date as reflected on the Closing Income Statement shall not be less than 85% of BHB's projected net income for such period as set forth on Schedule 6.1(j) of the BHB Disclosure Schedules.

         Section 6.2 Conditions Precedent to Obligations of BHB. Unless the conditions are waived by BHB, all obligations of BHB under this Agreement are subject to the fulfillment, before or at the Closing, of each of the following conditions:

         (a) Representations and Warranties; Performance of Agreements. The representations and warranties of Buyer and Acquisition Corp. contained in
Article IV of this Agreement, or in any documents, certificates or exhibits delivered by them, or on their behalf to BHB pursuant to this Agreement shall be true and correct as of this date (except for representations and warranties expressly stated to relate to a specific date, in which case such representations and warranties shall be true and correct as of such earlier date) and shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties expressly stated to relate to a specific date, in which case such representations and warranties shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not have a Material Adverse Effect on Buyer or Acquisition Corp. Buyer and Acquisition Corp. shall have performed in all material respects all agreements herein required to be performed by them on or before the Closing Date.

         (b) Closing Certificate. BHB shall have received a certificate signed by the Chief Executive Officer of Buyer, dated as of the Closing Date, certifying in such detail as BHB may reasonably request, as to the fulfillment of the conditions to the obligations of BHB as set forth in this Agreement and required to be fulfilled by Buyer or Acquisition Corp. on or before the Closing.

         (c) Regulatory and Other Approvals. Buyer shall have obtained the approval of all appropriate regulatory entities (including, without limitation, the approval of the FRB and OFIS) of the transactions contemplated by this Agreement, all required regulatory waiting periods shall have expired, and there shall have been no motion for rehearing or appeal from such approval.

         (d) No Litigation with Respect to Transactions. No suit or other legal proceeding shall have been instituted or threatened against BHB or Buyer seeking to enjoin the consummation of the transactions contemplated hereby, which reasonably could be expected to result in the issuance of a court order enjoining such transactions, or which seeks substantial changes in respect hereof.

         (e) Legal Opinion. BHB shall have received an opinion of Vedder, Price, Kaufman & Kammholz, P.C., counsel for Buyer, substantially in the form of Exhibit H.

         (f) Paying Agent Certification. BHB shall have received a certificate from the Paying Agent certifying that it has received the Conversion Fund in immediately available funds and that it is holding the Conversion Fund for the benefit of the holders of the BHB Common Stock.

                                   ARTICLE VII

                       TERMINATION, EXPENSES AND AMENDMENT

         Section 7.1 Termination. This Agreement may be terminated at any time before the Effective Time:

         (a) by mutual written consent of the boards of directors of Buyer and BHB;

         (b) by Buyer or BHB if there shall have been a final judicial or regulatory determination (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provision of this Agreement is illegal, invalid or unenforceable (unless the enforcement thereof is waived by the affected party) or denying any regulatory approval of the transactions contemplated by this Agreement, the approval of which is a condition precedent to either party's obligations hereunder;

         (c) by either Buyer or BHB in the event of the material breach by the other party of any representation, warranty, covenant or agreement contained herein or in any document delivered pursuant hereto (other than as a result of the failure of the other party to comply with its obligations under this Agreement), which breach would result in the failure to satisfy the closing conditions set forth in Section 6.1 hereof, in the case of Buyer, or Section 6.2 hereof, in the case of BHB; provided, however, the breaching party shall be given a reasonable opportunity to cure such breach;

         (d) by either Buyer or BHB if any of the conditions in Section 6.1 hereof, in the case of Buyer, and Section 6.2 hereof, in the case of BHB, has not been satisfied as of the Closing Date or if satisfaction of such condition is or becomes impossible (other than through the failure of the other party to comply with its obligations under this Agreement);

         (e) by either Buyer or BHB if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply in all material respects with its obligations under this Agreement) by August 1, 2005, or such later date as the parties may agree.

         Section 7.2 Effect of Termination. Each party's right of termination under Section 7.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. In the event of termination of this Agreement by BHB or Buyer pursuant to Section 7.1 hereof, there shall be no liability on the part of either BHB or Buyer or their respective officers, directors or shareholders hereunder, except that Section 5.3(b) hereof shall survive the termination.

         Section 7.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended in writing only by the parties hereto; provided, however, that there may not be, without further approval of BHB's shareholders, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of BHB Common Stock as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 7.4 Extension; Waiver. At any time before the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein; provided however, that there may not be, without further approval of BHB's shareholders, any waiver under this Agreement which reduces the amount or changes the form of the consideration to be delivered to the holders of BHB Common Stock as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE VIII

                                GENERAL PROVISION

         Section 8.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement (or in any instrument delivered pursuant to this Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

         Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Buyer addressed to:       PrivateBancorp, Inc.
                                         Ten North Dearborn
                                         Chicago, Illinois 60602
                                         Attention:  Ralph B. Mandell
                                                     Chairman, President and
                                                     Chief Executive Officer
                                         Telephone:  (312) 683-7100
                                         Facsimile:  (312) 683-7111

         with a copy to:                 Vedder, Price, Kaufman & Kammholz, P.C.
                                         222 North LaSalle Street, Suite 2600
                                         Chicago, Illinois 60601
                                         Attention:  Thomas P. Desmond, Esq.
                                         Telephone:  (312) 609-7500
                                         Facsimile:  (312) 609-5005

         If to BHB, addressed to:        Bloomfield Hills Bancorp. Inc.
                                         38505 Woodward, Suite 1000
                                         Bloomfield Hills, Michigan  48304
                                         Attention:  Selwyn Isakow
                                                     Chairman
                                         Telephone:  (248) 540-0031
                                         Facsimile:  (248) 540-7501

         with a copy to:                 Rex E. Schlaybaugh, Jr., Esq.
                                         Dykema Gossett PLLC
                                         400 Renaissance Center
                                         Detroit, Michigan  48243
                                         Telephone:  (313) 568-5370
                                         Facsimile:  (313) 568-6801

         Section 8.3 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a section of or exhibit or schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. A signature page of this Agreement executed and transmitted via electronic means shall be deemed an original for all purposes.

         Section 8.5 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

         Section 8.6 Governing Law. This Agreement and the exhibits attached hereto shall be governed and construed in accordance with the laws of the State of Michigan, without regard to any applicable conflicts of law.

         Section 8.7 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If, however, any provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, then the parties hereto shall in good faith amend this Agreement to include an alternative provision that accomplishes a similar result.

         Section 8.8 Publicity. Except as otherwise required by applicable law or the rules of any applicable securities exchange, neither BHB nor Buyer shall, nor shall BHB or Buyer permit any BHB Subsidiary or any subsidiary of Buyer, respectively, to issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

         Section 8.9 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations of the parties under this Agreement shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in
Section 5.9, this Agreement (including the documents and instruments referred to herein) shall not confer upon any person other than the parties hereto (or thereto) any rights or remedies hereunder.

         Section 8.10 Transaction Expenses. Whether or not the Merger is consummated, all fees and expenses incurred by BHB or Buyer, as applicable, in connection with the Merger, including all legal, accounting, financial advisory, fairness opinion, consulting and all other fees and expenses of third parties incurred by BHB or Buyer, as applicable, in connection with the negotiation an effectuation of the transactions contemplated by this Agreement shall be the obligations of either BHB or Buyer, to the extent such party incurred such fees and expenses.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Buyer, Acquisition Corp. and BHB have executed this Agreement as of the day and year hereinabove first written.

                                            PRIVATEBANCORP, INC.


                                            By:/s/ Ralph B. Mandell
                                               ---------------------------------
                                               Name:   Ralph B. Mandell
                                               Title:  Chairman, President and
                                                       Chief Executive Officer

                                            BHB ACQUISITION CORP.


                                            By:/s/ Ralph B. Mandell
                                               ---------------------------------
                                               Name:   Ralph B. Mandell
                                               Title:  Chairman, President and
                                                       Chief Executive Officer

                                            BLOOMFIELD HILLS BANCORP. INC.


                                            By:/s/ Selwyn Isakow
                                               ---------------------------------
                                               Name:   Selwyn Isakow
                                               Title:  Chairman